Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

•	Affinion Group, LLC (DE)
•	Affinion Developments, LLC (DE)
•	Affinion PD Holdings, Inc. (DE)
•	Affinion Benefits Group, LLC (DE)
•	Affinion Data Services, Inc. (DE)
•	Affinion Investments, LLC (DE)
•	Affinion Publishing, LLC. (DE)
•	CCAA Corporation (DE)
•	Long Term Preferred Care, Inc. (TN)
•	Trilegiant Corporation (DE)
•	Cardwell Agency Inc. (VA)
•	SafeCard Services Insurance Company (ND)
•	Trilegiant Insurance Services, Inc. (DE)
•	Connexions Loyalty, Inc. (DE)
•	Affinion Investments II, LLC (DE)
•	Connexions Loyalty Acquisition, LLC (DE)
•	Loyalty Travel Agency LLC (DE)
•	Connexions Loyalty Travel Solutions LLC (DE)
•	Connexions Loyalty Travel S.A.S. (Colombia)
•	Connexions Loyalty Agencia de Turismo Ltda (Brazil)
•	Incentive Networks, LLC (DE)
•	Connexions Loyalty Global Travel Fulfillment LLC (DE)
•	Trilegiant Retail Services, Inc. (DE)
•	Trilegiant Auto Services, Inc. (WY)
•	Travelers Advantage Services, LLC (DE)
•	WatchGuard Registration Services, Inc. (IN)
•	CUC Asia Holdings (DE Partnership)
•	Global Protection Solutions, LLC (DE)
•	Webloyalty Holdings, Inc. (DE)
•	Webloyalty.com, Inc. (DE)
•	Lift Media, LLC (DE)
•	Propp Corp. (IL)
•	Connexions SMV, LLC (DE)
•	Connexions SM Ventures, LLC (NV)
•	Affinion Brazil Holdings I, LLC (DE)

•	Affinion Brazil Holdings II, LLC (DE)
•	BreakFive, LLC (DE)
•	CX Loyalty Pte Ltd (Singapore)
•	Connexions Loyalty Travel Limited (Hong Kong)
•	Affinion International Servicos de Fidelidade e Corretora de Seguras LTDA (Brazil)
•	Arobase S.r.l. (Italy) (80.4% owned)
•	Affinion International Holdings Limited (UK)
•	Affinion International Limited (UK)
•	Bassae Holding B.V. (The Netherlands)
•	Affinion International Assurances SARL (France)
•	Affinion International Voyages SARL (France)
•	Affinion International B.V. (The Netherlands)
•	Affinion International S.r.1. (Italy)
•	Affinion International Holding S.r.l. (Italy)
•
•	Affinion International Philippines Corp. (Philippines)
•	Affinion International, S.L. Sociedad Unipersonal (Spain)
•	Affinion International Holdco (Proprietary) Limited (South Africa)
•	Cims South Africa (Proprietary) Limited (South Africa) (51% owned)
•	Affinion International Travel Holdco Limited (UK)
•	Affinion International Travel Limited (UK)
•	Affinion International Travel BVBA (Belgium)
•	Affinion International Travel Limited (Ireland)
•	PTG Professional Travel GmbH (Germany)
•	Affinion International OY AB (Finland)
•	Affinion International AS (Norway)
•	Affinion International AB (Sweden)
•	Affinion International ApS (Denmark)
•	Affinion International GmbH (Germany)
•	Loyaltybuild Limited (Ireland) (has a French Branch)
•	Cims Limited (UK) (non-trading)
•	Entertainment Publications Limited (UK)
•	Entertainment Publications of Argentina, S.A. (Argentina) INACTIVE --- (local)
•	Entertainment Publications de Mexico, S.A. de C.V. (Mexico) INACTIVE --- (local)
•	Credit Card Sentinel Ltd. (UK)
•	Credit Card Sentinel Sweden AB (Sweden)
•	TZM Limited (New Zealand) --- (local)

•	Lapback AS (Norway) (minority ownership of 20.09%)
•	Webloyalty International Limited (UK)
•	WL France SAS (France)
•	Webloyalty International Sarl (Switzerland)
•	Webloyalty Holdings Cooperatief U.A. (The Netherlands)
•	Webloyalty International S.L. (Spain)
•	Webloyalty International S.r.1. (Italy)
•	Loyalty Ventures Limited (UK)
•	Affinion Suscripcion SL (Spain)
•	Back Up Bireysel Ürünle Satis ve Pazarlama A.S. (Turkey) (90% owned)
•	Bofis Turizm ve Ticaret A.S. (Turkey) (99.999% owned)
•	Affinion Mobile Solutions Proprietary Limited (South Africa) (51% owned by CIMS S.A.)
•	Webloyalty Turkey Elektronik Hizmetler Ve Ticaret Limited Şirketi (Turkey)
•	Webloyalty International Pty Ltd (Australia)
•	Webloyalty International Mexico, S. de R.L. de C.V. (Mexico)